UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 6, 2010

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

2094 Jordan Avenue
Juneau, Alaska  99801
(Address of principal executive offices and zip code)

(907) 789-4844
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

    On January 14, 2010, Alaska Pacific Bancshares, Inc. (“Company”) issued a press release announcing an adjustment to its previously reported financial results for the quarter and nine months ended September 30, 2009.  The adjustment results from a charge off of loans receivable, a reclassification of loans receivable to other real estate owned, and an increase in provision for loan losses from the amounts previously announced in the Company’s press release of November 13, 2009.  A copy of the press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed interim Review

    As a result of continuing analysis of specific credits and an interim examination by the Office of Thrift Supervision (“OTS”) of the Company’s Alaska Pacific Bank (“Bank”) subsidiary, the Company determined it prudent to charge off loans receivable of $1.4 million and reclassify the net remaining balance of the loans receivable to other real estate owned as of September 30, 2009.  Further, additional provision for loan losses of $1.6 million was recorded for the quarter ended September 30, 2009.  This regulatory examination was on-going at the time the original Form 10-Q was filed with the Securities and Exchange Commission (“SEC”) and the conclusion was reached after the original filing was filed with the SEC.  The net loss, not including preferred stock dividend and discount accretion for the third quarter of 2009 was revised from $465,000 to $1.4 million.  After preferred stock dividend and discount accretion of $75,000, net loss available to common shareholders for the third quarter of 2009 was revised from $540,000 or $(0.83) per diluted share to $1.5 million, or $(2.27) per diluted share.

    On December 18, 2009, the Board of Directors of the Company directed management to discuss the reliability of the Form 10-Q dated November 13, 2009.  The Board of Directors authorized certain officers of the Company to discuss this with Moss Adams LLP, the Company’s independent registered public accounting firm.  Based on these discussions, Management concluded on January 6, 2010, that the Company’s condensed consolidated financial statements as of and for the nine months ended September 30, 2009 filed with the SEC on November 13, 2009 should no longer be relied upon, and also determined it appropriate to amend the Company’s Form 10-Q for the period ended September 30, 2009 to restate such condensed consolidated financial statements.  By restating its financial statements, the Company will ensure consistency between the amended Form 10-Q and Alaska Pacific Bank’s September 30, 2009 Thrift Financial Report, which was refiled to reflect the examination findings.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. dated January 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

Date:	January 14, 2010	By: /s/Julie M. Pierce
Julie M. Pierce Senior Vice President Chief Financial Officer

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